Exhibit 1.18

[TRANSLATION]

[Logo of Québec Registrar]

CERTIFICATE OF CONSTITUTION

Companies Act, Part IA

(R.S.Q., c. C-38)

I hereby certify that the Company

9227-2590 QUÉBEC INC.

has been constituted on SEPTEMBER 17, 2010 under Part IA of the Companies Act, as indicated in the Articles of Constitution attached hereto.

[Seal of Québec Registrar]	Filed in the register on September 20, 2010 under the Quebec business number 1166835331	[Signed] Acting Enterprise Registrar

E010I11Q33952SA	LEX-304 (2008-09)

Articles of Constitution Articles of Continuance
Companies Act (R.S.Q., c. C-38, Part IA)

For articles of continuance only.

Québec Enterprise number (NEQ)
Mark an X in the appropriate box.	NEQ	1 1
Articles of Constitution ☒ Articles of Continuance ☐

1.	Name – Constitution: Enter the company name, and its version in another language, if applicable. Leave blank if you are applying for a designating number rather than a name.
Continuance: enter the current name, if you are keeping it, and its version if applicable, an N.A. in section 8 or enter the new name, and its version in another language if applicable.

9227-2590 Québec Inc.

Mark an X in this box if you are applying for a designating number (numbered company) rather than a name. ☒

2.	Québec judicial district of the company head office -	Enter the judicial district, such as stipulated in the Territorial Division Act (R.S.Q., c. D-11). Your can obtain additional information at the Court house, from Services Québec or online at www.justice.gouv.qc.ca/français/recherche/district.asp.
Montréal

3.	Precise number or minimum and maximum number of directors	Minimum 1 – Maximum 10	4.	Effective Date
				Enter the date of entry into force, if later than that on which the articles are filed	Year	Month	Day
					2010	12	16

5.	Describe the authorized capital stock and the limits imposed – Unless otherwise indicated in this articles, the company has unlimited capital stock with shares without par value. (See the section “Description of capital stock”.)

See Schedule A attached hereto forming an integral part of these Articles.

6.	Restrictions on the transfer of shares and other provisions, if applicable.

See Schedule B and Schedule C attached hereto forming an integral part of these Articles.

7.	Limits on activity, if applicable.

N/A

8.	Name prior to the continuance (if different than the one mentioned in section 1)

9.	Founders (for articles of constitution only) – Enter first names, address(es) of founder(s) or name and address of head office of the legal person acting in this capacity.

Last and first names or name of the legal person acting in the quality of founder Brunet, Nicole	Signature of founder or the person authorized by the legal person
Street and no., apartment/suite, city/province, postal code and country 612, St-Jacques Street, 18th Flr S, Montreal (Québec) H3C 4M8
Constituting act of the legal person acting in the quality of founder
Last and first names or name of the legal person acting in the quality of founder	Signature of founder or the person authorized by the legal person
Street and no., apartment/suite, city/province, postal code and country
Constituting act of the legal person acting in the quality of founder

Do not write in this space	For articles of continuance only:
Signature of authorized director

If the space provided is not sufficient, include an appendix, in two copies,

identifying the corresponding section. If necessary, number the pages.

Sign the two copies of this form and remit them,

accompanied by the documents and the required payment.

Do not fax.

Ministère du Revenu	LE-50.0.11.02-T (2008-10)

[Translation]

SCHEDULE A

SHARE CAPITAL

The unlimited share capital of the Company shall consist of seven (7) classes of shares, which shall carry the following rights:

A) CLASS “A” COMMON SHARES: The number of Class “A” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “A” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Dividend and Participation. Subject to the rights and privileges conferred by the other classes of shares, the holders of Class “A” Shares shall be entitled to:

a)	participate in the property, profits and surplus assets of the Company and, to that end, receive any dividend declared by the Company, the amount, timing and terms of payment of which are at the sole discretion of the Board of Directors; and

b)	share in the remaining property of the Company upon liquidation or winding-up, whether or not voluntary, dissolution or any other distribution of the property of the Company.

2) Restriction. In addition to the restrictions set forth in Sections 123.70 and 123.56 of the Companies Act, the Company may neither pay a dividend on Class “A” Shares nor purchase any such shares by private agreement if, as a result thereof, the book value of the net assets of the Company would be insufficient to redeem the Class “B,” “C,” “D,” “E,” “F” and “G” Shares.

3) Voting Right. The holders of Class “A” Shares shall be entitled to receive notice of, attend and vote at meetings of shareholders of the Company, except meetings at which only the holders of another class of shares are entitled to vote, and each Class “A” Share shall entitle the holder thereof to one (1) vote.

B) CLASS “B” PREFERRED SHARES: The number of Class “B” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “B” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “B” Preferred Shares. Class “B” Preferred Shares shall have priority over the Common Shares and the Class “C,” “D,” “E,” and “F” Preferred Shares, but not over the Class “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation, winding-up or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “B” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “B” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Company.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed among the shareholders, each holder of Class “B” Shares shall be entitled to repayment of the amount paid for the Class “B” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “B” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Company.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Companies Act in this regard, to redeem at any time all or from time to time part of the Class “B” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “B” Shares of an aggregate redemption price equal to the consideration received by the Company at the time the Class “B” Shares were issued.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “B” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “B” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “B” Shares called for redemption is deposited with the Company’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “B” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “B” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to paragraph two of Section 123.54 of the Companies Act, each holder of Class “B” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Company to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “B” Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Company at the time such Class “B” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares; and

(ii) the fair market value of any property, other than a Class “B” Share, given by the Company in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “B” Shares, the Company and each subscriber of Class “B” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Company at the time the Class “B” Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Company at the time the Class “B” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “B” Shares shall be adjusted accordingly if the department in question provides the Company and each holder of Class “B” Shares, or, where all of the shares are redeemed, the Company and each former holder of Class “B” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of Class “B” Shares, in connection with a redemption, retraction or purchase of Class “B” Shares, a sum for the Class “B” Shares that differs from the adjusted Redemption Value, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “B” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to Section 123.56 of the Companies Act, the Company may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “B” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Company.

C) CLASS “C” PREFERRED SHARES: The number of Class “C” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “C” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “C” Preferred Shares. Class “C” Preferred Shares shall have priority over the Common Shares and the Class “D,” “E” and “F” Preferred Shares, but not over the Class “B” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation, winding-up or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “C” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “C” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Company.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed among the shareholders, each holder of Class “C” Shares shall be entitled to repayment of the amount paid for the Class “C” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “C” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Company.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Companies Act in this regard, to redeem at any time all or from time to time part of the Class “C” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “C” Shares of an aggregate redemption price equal to the consideration received by the Company at the time the Class “C” Shares were issued.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “C” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “C” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “C” Shares called for redemption is deposited with the Company’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “C” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “C” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to paragraph two of Section 123.54 of the Companies Act, each holder of Class “C” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Company to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “C” Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Company at the time such Class “C” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares; and

(ii) the fair market value of any property, other than a Class “C” Share, given by the Company in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “C” Shares, the Company and each subscriber of Class “C” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Company at the time the Class “C” Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Company at the time the Class “C” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “C” Shares shall be adjusted accordingly if the department in question provides the Company and each holder of Class “C” Shares, or, where all of the shares are redeemed, the Company and each former holder of Class “C” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of Class “C” Shares, in connection with a redemption, retraction or purchase of Class “C” Shares, a sum for the Class “C” Shares that differs from the adjusted Redemption Value, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “C” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to Section 123.56 of the Companies Act, the Company may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “C” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Company.

D) CLASS “D” PREFERRED SHARES: The number of Class “D” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “D” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “D” Preferred Shares. Class “D” Preferred Shares shall have priority over the Common Shares and the Class “E” and “F” Preferred Shares, but not over the Class “B,” “C” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation, winding-up or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “D” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “D” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Company.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed among the shareholders, each holder of Class “D” Shares shall be entitled to repayment of the amount paid for the Class “D” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “D” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Company.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Companies Act in this regard, to redeem at any time all or from time to time part of the Class “D” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “D” Shares of an aggregate redemption price equal to the consideration received by the Company at the time the Class “D” Shares were issued.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “D” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “D” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “D” Shares called for redemption is deposited with the Company’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “D” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “D” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to paragraph two of Section 123.54 of the Companies Act, each holder of Class “D” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Company to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “D” Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Company at the time such Class “D” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares; and

(ii) the fair market value of any property, other than a Class “D” Share, given by the Company in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “D” Shares, the Company and each subscriber of Class “D” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Company at the time the Class “D” Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Company at the time the Class “D” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “D” Shares shall be adjusted accordingly if the department in question provides the Company and each holder of Class “D” Shares, or, where all of the shares are redeemed, the Company and each former holder of Class “D” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of Class “D” Shares, in connection with a redemption, retraction or purchase of Class “D” Shares, a sum for the Class “D” Shares that differs from the adjusted Redemption Value, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “D” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to Section 123.56 of the Companies Act, the Company may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “D” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Company.

E) CLASS “E” PREFERRED SHARES: The number of Class “E” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “E” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “E” Preferred Shares. Class “E” Preferred Shares shall have priority over the Common Shares and the Class “F” Preferred Shares, but not over the Class “B,” “C,” “D” and “G”

Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation, winding-up or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “E” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “E” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Company.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed among the shareholders, each holder of Class “E” Shares shall be entitled to repayment of the amount paid for the Class “E” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “E” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Company.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Companies Act in this regard, to redeem at any time all or from time to time part of the Class “E” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “E” Shares of an aggregate redemption price equal to the consideration received by the Company at the time the Class “E” Shares were issued.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “E” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “E” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “E” Shares called for redemption is deposited with the Company’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “E” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “E” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to paragraph two of Section 123.54 of the Companies Act, each holder of Class “E” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Company to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “E” Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Company at the time such Class “E” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares; and

(ii) the fair market value of any property, other than a Class “E” Share, given by the Company in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “E” Shares, the Company and each subscriber of Class “E” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Company at the time the Class “E” Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Company at the time the Class “E” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “E” Shares shall be adjusted accordingly if the department in question provides the Company and each holder of Class “E” Shares, or, where all of the shares are redeemed, the Company and each former holder of Class “E” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of Class “E” Shares, in connection with a redemption, retraction or purchase of Class “E” Shares, a sum for the Class “E” Shares that differs from the adjusted Redemption Value, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “E” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to Section 123.56 of the Companies Act, the Company may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “E” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Company.

F) CLASS “F” PREFERRED SHARES: The number of Class “F” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “F” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “F” Preferred Shares. Class “F” Preferred Shares shall have priority over the Common Shares, but not over the Class “B,” “C,” “D,” “E” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation, winding-up or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “F” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “F” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Company.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed among the shareholders, each holder of Class “F” Shares shall be entitled to repayment of the amount paid for the Class “F” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “F” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Company.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Companies Act in this regard, to redeem at any time all or from time to time part of the Class “F” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “F” Shares of an aggregate redemption price equal to the consideration received by the Company at the time the Class “F” Shares were issued.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “F” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “F” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “F” Shares called for redemption is deposited with the Company’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “F” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “F” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to paragraph two of Section 123.54 of the Companies Act, each holder of Class “F” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Company to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “F” Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Company at the time such Class “F” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares; and

(ii) the fair market value of any property, other than a Class “F” Share, given by the Company in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “F” Shares, the Company and each subscriber of Class “F” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Company at the time the Class “F” Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Company at the time the Class “F” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “F” Shares shall be adjusted accordingly if the department in question provides the Company and each holder of Class “F” Shares, or, where all of the shares are redeemed, the Company and each former holder of Class “F” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of Class “F” Shares, in connection with a redemption, retraction or purchase of Class “F” Shares, a sum for the Class “F” Shares that differs from the adjusted Redemption Value, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “F” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to Section 123.56 of the Companies Act, the Company may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “F” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Company.

G) CLASS “G” PREFERRED SHARES

The number of Class “G” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited. Class “G” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “G” Preferred Shares. Class “G” Preferred Shares shall have priority over the Common Shares and the other shares of the Company with respect to the order of payment of dividends and the distribution of the assets of the Company in the event of the liquidation or dissolution of the Company, whether or not voluntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of record of the Class “G” Shares shall be entitled to receive, in each fiscal year of the Company, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class “G” Shares. Such dividends shall be cumulative from the respective date of issue of each Class “G” Share.

For greater certainty, it is hereby declared that (a) wherever it is used in this Section 2, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class “G” Shares, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued. However, the directors of the Company may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Company at the time such shares were issued.

All dividends declared on the Class “G” Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Company may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

The holders of Class “G” Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class “G” Shares, unless all dividends that have become payable on the Class “G” Shares have been paid or set aside for payment.

3) Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Company or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class “G” Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Company, an amount equal to the Redemption Price (as defined below) for each Class “G” Share held and any accrued but unpaid dividends on such shares.

4) No Voting Right. The holders of Class “G” Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Company, unless the Company has failed to pay eight (8) semi-annual dividends on the Class “G” Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class “G” Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Company, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class “G” Share shall entitle the holder thereof to one (1) vote.

5) Redemption Right. The Company shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class “G” Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class “G” Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class “G” Shares being redeemed. In the case of partial redemption, the Class “G” Shares to be redeemed shall be selected pro rata among the holders of all Class “G” Shares then outstanding, except that, with the consent of all the holders of Class “G” Shares, the shares to be redeemed may be selected in another manner.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “G” Shares, of the Company’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class “G” Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “G” Shares called for redemption is deposited with the Company’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class “G” Shares shall, after the Redemption Date, no longer have any right in or against the Company, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “G” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Each holder of Class “G” Shares shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Company, to require the Company to redeem all or part of such holder’s Class “G” Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class “G” Shares of the certificates representing the number of Class “G” Shares to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class “G” Shares shall be considered redeemed, and the Company shall pay to such holder of Class “G” Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Company is unable to pay the Redemption Price of the Class “G” Shares on the Retraction Date, it shall forthwith give the holder of Class “G” Shares written notice thereof.

7) Redemption Price. The Redemption Price of the Class “G” Shares shall be an amount equal to $1,000 per Class “G” Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian dollars, for the purposes of this Section (7), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

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SCHEDULE B

RESTRICTIONS ON THE TRANSFER OF SHARES

No shares of capital stock of the Company shall be transferred without the approval of the Board of Directors as evidenced by a valid resolution. Such approval may be given after the transfer of shares has been registered in the Book of the Company, in which case, the transfer is valid and shall come into force on the date of its registration.

SCHEDULE C

OTHER PROVISIONS

1.	RESTRICTIONS ON THE TRANSFER OF SECURITIES

As long as the Company shall have the status of a « private issuer » as defined in Regulation 45-106 on Prospectus and Registration Exemptions, all transfers of securities of the Company (other than shares and non-convertible debt securities) shall be subject to the consent of the Board of Directors of the Company as evidenced by a valid resolution.

2.	COMPANY’S BORROWING POWERS

Without in any way limiting the Corporation’s powers, the Board of directors may without the consent of the shareholders:

(a)	borrow money upon credit of the Company;

(b)	issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient; and

(c)	hypothecate the immoveable and moveable or otherwise affect the moveable property of the Company.